EXHIBIT 99.B9

                               OPINION OF COUNSEL




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{LOGO]
CNA PLAZA  CHICAGO  IL  60685-0001         WILLIAM K. BORLAND
                                           Vice President and Associate General
                                           Counsel
                                           333 South Wabash, 36 South
                                           Chicago, Illinois 60685
                                           Telephone   312-822-1495
                                           Facsimile   312-817-3303
                                           Internet    William.Borland@cna.com



April 28, 2003

Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth St., N.W.
Washington, D.C. 20549

Re:      Opinion of Counsel - Valley Forge Life Insurance
         Company Variable Annuity Separate Account File Nos.
         333-01087 and 811-7547
         ----------------------

Gentlemen:

This Opinion of Counsel is rendered in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post Effective Amendment No. 10 to a Registration Statement filed on Form N-4 for the variable annuity contract to be issued by Valley Forge Life Insurance Company and its separate account, Valley Forge Life Insurance Company Variable Annuity Separate Account. I have made such an examination of the law and have examined such records and documents as, in my judgment, are necessary or appropriate to enable me to render the opinions expressed below.

I am of the following opinions:


1. Valley Forge Life Insurance Company Variable Annuity Separate Account is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

2. Upon acceptance of the purchase payment paid by an owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration `statement and upon compliance with applicable law, such owner will have a legally issued, fully paid, non-assessable contractual interest under such contract.


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Gentlemen:
April 28, 2003
Page 2 of 2



You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ William K. Borland
William K. Borland
Vice President and
Associate General Counsel